                       AGREEMENT AND DECLARATION OF TRUST

                                       of

                               CHESWOLD LANE FUNDS
                           a Delaware Statutory Trust

                                TABLE OF CONTENTS

                (b)      Liabilities Held with Respect to a

                         The  powers  of the  Board  of  Trustees  set
                         forth in this Section  3(a) are without  prejudice
                         to any other powers of the Board of Trustees set
                         forth in this Declaration of Trust and
                         the By-Laws.........................................19
                (b)      Other Business Interests............................19

                                       i

  SECTION 1.    DETERMINATION OF NET ASSET VALUE, NET INCOME AND

                                       ii

                                      iii

                       AGREEMENT AND DECLARATION OF TRUST

                                       OF

                               CHESWOLD LANE FUNDS

     AGREEMENT AND DECLARATION OF TRUST made as of this 12th day of April, 2006, by the Trustees hereunder, and by the holders of Shares to be issued by Cheswold
Lane Funds (the "Trust") hereunder as hereinafter provided.

                                   WITNESSETH:

     WHEREAS  this Trust is being formed to carry on the business of an open-end management investment company as defined in the 1940 Act; and

     WHEREAS  this Trust is  authorized  to divide  its Shares  into two or more
Classes,  to issue its Shares in separate Series, to divide Shares of any Series into two or more  Classes and to issue  Classes of the Trust or the  Series,  if any, all in accordance with the provisions hereinafter set forth; and

     WHEREAS the Trustees  have agreed to manage all property  coming into their hands  as  trustees  of a  Delaware  statutory  trust  in  accordance  with  the provisions  of the Delaware  Statutory  Trust Act, as amended from time to time, and the provisions hereinafter set forth;

     NOW,  THEREFORE,  the Trustees hereby declare that they will hold all cash, securities  and other  assets  that they may from  time to time  acquire  in any manner as  Trustees  hereunder  IN TRUST and will manage and dispose of the same upon the following terms and conditions for the benefit of the holders from time to time of Shares created hereunder as hereinafter set forth.

                                   ARTICLE I.

                  NAME; OFFICES; REGISTERED AGENT; DEFINITIONS

     Section 1. Name. This Trust shall be known as "Cheswold Lane Funds" and the
Board of Trustees  shall  conduct the business of the Trust under that name,  or any other name as it may from time to time designate.

     Section  2.  Offices  of the  Trust.  The Board  may at any time  establish offices  of the  Trust at any place or places  where  the  Trust  intends  to do business.

     Section  3.  Registered  Agent  and  Registered  Office.  The  name  of the registered  agent of the Trust and the address of the  registered  office of the
Trust are as set forth in the Trust's Certificate of Trust.

     Section 4. Definitions.  Whenever used herein, unless otherwise required by the context or specifically provided:

          (a) "1940 Act" shall mean the  Investment  Company Act of 1940 and the rules and regulations thereunder, all as adopted or amended from time to time;

          (b) "Affiliate" shall have the same meaning as "affiliated  person" as such term is defined  in the 1940 Act when used with  reference  to a  specified
Person, as defined below.

          (c) "Board of Trustees"  shall mean the  governing  body of the Trust, that is comprised of the number of Trustees of the Trust fixed from time to time pursuant to Article IV hereof, having the powers and duties set forth herein;

          (d) "By-Laws"  shall mean By-Laws of the Trust, as amended or restated
from time to time in  accordance  with  Article VIII  therein.  Such By-Laws may contain any provision not  inconsistent  with applicable law or this Declaration of Trust, relating to the governance of the Trust;

          (e)  "Certificate of Trust" shall mean the certificate of trust of the
Trust to be filed  with the  office  of the  Secretary  of State of the State of
Delaware as required  under the  Delaware  Statutory  Trust Act, as amended from time to time,  to form the  Trust,  as such  certificate  shall  be  amended  or restated from time to time and filed with such office;

          (f)  "Class"  shall  mean  each  class of  Shares of the Trust or of a
Series of the Trust  established and designated under and in accordance with the provisions of Article III hereof;

          (g) "Code" shall mean the Internal  Revenue Code of 1986 and the rules and regulations thereunder, all as adopted or amended from time to time;

          (h)  "Commission"  shall have the meaning  given that term in the 1940
Act;

          (i)  "DSTA"  shall  mean the  Delaware  Statutory  Trust  Act (12 Del.
C.ss.3801, et seq.), as amended from time to time;

          (j)  "Declaration  of Trust" shall mean this Agreement and Declaration of Trust, as amended or restated from time to time;

          (k) "General  Liabilities"  shall have the meaning given it in Article
III, Section 6(b) of this Declaration Trust;

          (l) "Interested  Person" shall have the meaning given that term in the
1940 Act;

          (m) "Investment  Adviser" or "Adviser" shall mean a Person, as defined below,  furnishing  services to the Trust pursuant to any investment advisory or investment management contract described in Article IV, Section 7(a) hereof;

          (n) "National Financial Emergency" shall mean the whole or any part of any period during (i) which an emergency exists as a result of which disposal by the Trust of  securities  or other assets  owned by the Trust is not  reasonably practicable; (ii) which it is not

reasonably  practicable for the Trust fairly to determine the net asset value of its assets; or (iii) such other period as the Commission may by order permit for the protection of investors;

          (o)  "Person"  shall  mean  a  natural  person,  partnership,  limited partnership, limited liability company, trust, estate, association, corporation, organization, custodian, nominee or any other individual or entity in its own or any representative  capacity,  in each case, whether domestic or foreign,  and a statutory trust or a foreign statutory or business trust;

          (p) "Principal  Underwriter" shall have the meaning given that term in the 1940 Act;

          (q)  "Series"  shall  mean  each  Series  of  Shares  established  and designated under and in accordance with the provisions of Article III hereof;

          (r) "Shares" shall mean the transferable shares of beneficial interest into which the  beneficial  interest in the Trust shall be divided  from time to time, and shall include fractional and whole Shares;

          (s) "Shareholder"  shall mean a record owner of Shares pursuant to the
By-Laws;

          (t) "Trust"  shall mean Cheswold  Lane Funds,  the Delaware  statutory trust formed hereby and by filing of the Certificate of Trust with the office of the Secretary of State of the State of Delaware;

          (u)  "Trust  Property"  shall  mean  any  and  all  property,  real or personal,  tangible or intangible,  which is owned or held by or for the account of  the  Trust,  or one  or  more  of any  Series  thereof,  including,  without limitation, the rights referenced in Article X, Section 5 hereof;

          (v)  "Trustee"  or  "Trustees"  shall mean each  Person who signs this
Declaration  of Trust as a trustee and all other  Persons who may,  from time to time,  be duly  elected  or  appointed,  qualified  and  serving on the Board of
Trustees in accordance  with the provisions  hereof and the By-Laws,  so long as such signatory or other Person  continues in office in accordance with the terms hereof and the  By-Laws.  Reference  herein to a Trustee or the  Trustees  shall refer to such  Person or Persons in such  Person's  or  Persons'  capacity  as a trustee or trustees hereunder and under the By-Laws; and

          (w) "vote of a majority of the outstanding  voting  securities"  shall have the  meaning  provided  under  Subsection  2(a)(42)  of the 1940 Act or any successor provision thereof, which Subsection,  as of the date hereof,  provides as  follows:  the vote,  at a meeting of the  Shareholders,  (i) of  sixty-seven percent (67%) or more of the voting securities  present in person or represented by proxy at such meeting, if the holders of more than fifty percent (50%) of the outstanding  voting securities of the Trust are present or represented by proxy;
or (ii) of more than fifty percent (50%) of the outstanding voting securities of the Trust,  whichever is the less;  provided that if any matter affects only the interests  of some but not all Series or Classes  and only the  Shareholders  of such  affected  Series or Classes  shall be entitled  to vote on the matter,  as provided in Article III, Section 6(d) hereof, then for purposes of the foregoing vote, the foregoing respective percentages shall be percentages of the voting securities of such Series or Classes rather than the voting securities of the Trust.

                                  ARTICLE II.

                                PURPOSE OF TRUST

     The purpose of the Trust is to conduct,  operate and carry on the  business of a registered  management  investment  company  registered under the 1940 Act, directly, or if one or more Series is established hereunder, through one or more
Series,  investing  primarily in securities,  and to exercise all of the powers, rights and privileges  granted to, or conferred  upon, a statutory  trust formed under the DSTA, including, without limitation, the following powers:

          (a) To  hold,  invest  and  reinvest  its  funds,  and  in  connection therewith,  to make any changes in the investment of the assets of the Trust, to hold part or all of its funds in cash,  to hold cash  uninvested,  to  subscribe for, invest in, reinvest in, purchase or otherwise  acquire,  own, hold, pledge, sell, assign, mortgage, transfer,  exchange,  distribute, write options on, lend or  otherwise  deal in or dispose of  contracts  for the future  acquisition  or delivery of fixed  income or other  securities,  and  securities  or property of every  nature  and  kind,  including,  without  limitation,  all types of bonds, debentures,  stocks,  shares,  units of beneficial  interest,  preferred stocks,
negotiable   or   non-negotiable   instruments,    obligations,   evidences   of
indebtedness, money market instruments, certificates of deposit or indebtedness, bills,  notes,  mortgages,  commercial paper,  repurchase or reverse  repurchase agreements, bankers' acceptances,  finance paper, and any options, certificates, receipts,  warrants,  futures contracts or other instruments representing rights to receive,  purchase or subscribe for the same,  or evidencing or  representing any other  rights or interests  therein or in any property or assets,  and other securities of any kind, as the foregoing  are issued,  created,  guaranteed,  or sponsored  by any  and  all  Persons,  including,  without  limitation,  states, territories,  and  possessions of the United States and the District of Columbia
and any political subdivision,  agency, or instrumentality  thereof, any foreign government or any political  subdivision  of the U.S.  Government or any foreign government,  or any  international  instrumentality,  or by any bank or  savings institution,  or by any corporation or organization  organized under the laws of the United States or of any state,  territory,  or possession thereof, or by any corporation or organization organized under any foreign law, or in "when issued"
contracts for any such securities;

          (b) To  exercise  any and  all  rights,  powers  and  privileges  with reference to or incident to ownership or interest,  use and  enjoyment of any of such securities and other instruments or property of every kind and description, including, but without limitation,  the right, power and privilege to own, vote, hold, purchase, sell, negotiate,  assign,  exchange,  lend, transfer,  mortgage, hypothecate,  lease,  pledge or write options with respect to or otherwise  deal with, dispose of, use, exercise or enjoy any rights, title, interest,  powers or privileges  under  or  with  reference  to  any of  such  securities  and  other instruments  or property,  the right to consent and  otherwise  act with respect thereto,  with power to designate one or more  Persons,  to exercise any of said rights, powers, and privileges in respect of any of said instruments,  and to do any and all acts and things for the  preservation,  protection,  improvement and enhancement  in  value  of any of  such  securities  and  other  instruments  or property;

          (c) To sell, exchange, lend, pledge, mortgage,  hypothecate,  lease or write options with respect to or otherwise deal in any property  rights relating to any or  all  of the  assets  of  the  Trust  or any  Series,  subject  to any requirements of the 1940 Act;

          (d) To vote or give assent, or exercise any rights of ownership,  with respect to stock or other  securities  or  property;  and to execute and deliver proxies or powers of attorney to such  Person or Persons as the  Trustees  shall deem proper,  granting to such Person or Persons such power and discretion  with relation to securities or property as the Trustees shall deem proper;

          (e) To exercise powers and right of subscription or otherwise which in any manner arise out of ownership of securities and/or other property;

          (f) To hold any security or property in a form not indicating  that it is trust property, whether in bearer,  unregistered or other negotiable form, or in its own name or in the name of a custodian  or  subcustodian  or a nominee or nominees or otherwise  or to authorize  the  custodian  or a  subcustodian  or a nominee or nominees to deposit the same in a securities  depository,  subject in each case to proper  safeguards  according to the usual  practice of  investment companies or any rules or regulations applicable thereto;

          (g) To consent to, or participate in, any plan for the reorganization, consolidation  or merger of any  corporation  or issuer of any security which is held in the Trust; to consent to any contract, lease, mortgage, purchase or sale of property by such  corporation  or issuer;  and to pay calls or  subscriptions with respect to any security held in the Trust;

          (h) To join with other security holders in acting through a committee, depositary,  voting trustee or otherwise,  and in that connection to deposit any security  with, or transfer any security to, any such  committee,  depositary or trustee,  and to delegate to them such power and authority  with relation to any security (whether or not so deposited or transferred) as the Trustees shall deem proper,  and to agree to pay,  and to pay,  such  portion  of the  expenses  and compensation of such committee, depositary or trustee as the Trustees shall deem proper;

          (i) To compromise, arbitrate or otherwise adjust claims in favor of or against  the Trust or any matter in  controversy,  including  but not limited to claims for taxes;

          (j) To enter into joint ventures,  general or limited partnerships and any other combinations or associations;

          (k) To  endorse  or  guarantee  the  payment  of any  notes  or  other obligations  of any Person;  to make  contracts  of guaranty or  suretyship,  or otherwise assume liability for payment thereof;

          (l) To  purchase  and pay for  entirely  out of  Trust  Property  such insurance as the Board of Trustees may deem  necessary  or  appropriate  for the conduct of the  business,  including,  without  limitation,  insurance  policies insuring the assets of the Trust or payment of  distributions  and  principal on its portfolio  investments,  and insurance  policies  insuring the Shareholders,
Trustees,   officers,   employees,   agents,   Investment  Advisers,   Principal
Underwriters,  or independent

contractors  of the Trust,  individually  against all claims and  liabilities of every nature arising by reason of holding Shares,  holding, being or having held any such  office or  position,  or by reason of any action  alleged to have been taken or  omitted  by any such  Person as  Trustee,  officer,  employee,  agent,
Investment Adviser,  Principal Underwriter,  or independent  contractor,  to the fullest  extent  permitted  by this  Declaration  of Trust,  the  By-Laws and by applicable law;

          (m) To adopt, establish and carry out pension,  profit-sharing,  share bonus,  share  purchase,  savings,  thrift and other  retirement,  incentive and benefit plans, trusts and provisions, including the purchasing of life insurance and  annuity  contracts  as a means  of  providing  such  retirement  and  other benefits, for any or all of the Trustees,  officers, employees and agents of the
Trust;

          (n) To purchase or otherwise  acquire,  own,  hold,  sell,  negotiate, exchange, assign, transfer, mortgage, pledge or otherwise deal with, dispose of, use, exercise or enjoy, property of all kinds;

          (o) To buy, sell,  mortgage,  encumber,  hold, own, exchange,  rent or otherwise acquire and dispose of, and to develop,  improve,  manage,  subdivide, and generally to deal and trade in real property,  improved and unimproved,  and wheresoever  situated;  and to  build,  erect,  construct,  alter  and  maintain buildings, structures, and other improvements on real property;

          (p) To borrow or raise  moneys for any of the  purposes  of the Trust, and to mortgage or pledge the whole or any part of the property  and  franchises of the Trust, real, personal, and mixed, tangible or intangible, and wheresoever situated;

          (q) To enter into,  make and perform  contracts  and  undertakings  of every kind for any lawful purpose, without limit as to amount;

          (r) To issue, purchase, sell and transfer,  reacquire, hold, trade and deal in stocks, Shares, bonds,  debentures and other securities,  instruments or other  property of the Trust,  from time to time, to such extent as the Board of
Trustees  shall,  consistent  with the provisions of this  Declaration of Trust, determine;  and to re-acquire  and redeem,  from time to time, its Shares or, if any, its bonds, debentures and other securities;

          (s) To engage in and to prosecute,  defend,  compromise,  abandon,  or adjust, by arbitration, or otherwise, any actions, suits, proceedings, disputes, claims, and demands relating to the Trust, and out of the assets of the Trust to pay  or to  satisfy  any  debts,  claims  or  expenses  incurred  in  connection therewith,  including those of litigation,  and such power shall include without limitation the power of the Trustees or any appropriate  committee  thereof,  in the  exercise  of their or its good faith  business  judgment,  to  dismiss  any action, suit, proceeding,  dispute,  claim, or demand,  derivative or otherwise, brought by any Person,  including a Shareholder in the Shareholder's own name or the name of the Trust,  whether or not the Trust or any of the  Trustees  may be named  individually  therein or the subject  matter arises by reason of business for or on behalf of the Trust;

          (t) To  exercise  and  enjoy,  in  Delaware  and in any other  states, territories,  districts and United States dependencies and in foreign countries, all of the foregoing powers,  rights and privileges,  and the enumeration of the foregoing powers shall not be deemed to exclude any powers, rights or privileges so granted or conferred; and

          (u) In general,  to carry on any other business in connection  with or incidental to its trust purposes, to do everything necessary, suitable or proper for the  accomplishment  of such purposes or for the attainment of any object or the  furtherance  of any  power  hereinbefore  set  forth,  either  alone  or in association  with  others,  and to do every  other  act or thing  incidental  or appurtenant  to, or growing out of, or connected with, its business or purposes, objects or powers.

     The Trust shall not be limited to investing in obligations  maturing before the possible dissolution of the Trust or one or more of its Series.  Neither the
Trust nor the Board of  Trustees  shall be required to obtain any court order to deal with any assets of the Trust or take any other action hereunder.

     The  foregoing  clauses  shall each be construed  as purposes,  objects and powers,  and it is hereby expressly  provided that the foregoing  enumeration of specific purposes,  objects and powers shall not be held to limit or restrict in any manner the powers of the Trust,  and that they are in furtherance of, and in addition to, and not in limitation  of, the general  powers  conferred  upon the
Trust by the DSTA and the other laws of the State of Delaware or otherwise;  nor shall the enumeration of one thing be deemed to exclude another,  although it be of like nature, not expressed.

                                  ARTICLE III.

                                     SHARES

     Section 1. Division of Beneficial Interest.

          (a) The beneficial interest in the Trust shall be divided into Shares, each  Share  without a par value.  The number of Shares in the Trust  authorized hereunder, and of each Series and Class as may be established from time to time, is  unlimited.  The Board of Trustees may  authorize the division of Shares into separate  Classes of Shares and into separate and distinct  Series of Shares and the division of any Series into separate  Classes of Shares in  accordance  with the 1940  Act.  The  different  Series  and  Classes  shall be  established  and designated  pursuant to Article III, Section 6 hereof.  If no separate Series or
Classes of Series shall be established, the Shares shall have the rights, powers and duties  provided  for herein  and in  Article  III,  Section 6 hereof to the extent  relevant and not otherwise  provided for herein,  and all  references to
Series and Classes  shall be construed  (as the context may require) to refer to the Trust.

               (i)  The fact that the Trust  shall have one or more  established and  designated  Classes of the  Trust,  shall not limit the
                    authority  of  the  Board  of  Trustees  to  establish   and
                    designate additional Classes of the Trust. The fact that one or more  Classes  of the Trust  shall  have  initially  been
                    established    and    designated    without   any   specific

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                    establishment  or  designation  of a Series (i.e.,  that all
                    Shares  of the  Trust  are  initially  Shares of one or more
                    Classes)  shall  not  limit  the  authority  of the Board of
                    Trustees  to later  establish  and  designate  a Series  and establish and designate the Class or Classes of the Trust as
                    Class or Classes, respectively, of such Series.

               (ii) The fact that a Series shall have initially been established
                    and  designated   without  any  specific   establishment  or
                    designation of Classes (i.e., that all Shares of such Series are  initially  of a  single  Class)  shall  not  limit  the
                    authority  of  the  Board  of  Trustees  to  establish   and
                    designate  separate Classes of said Series.  The fact that a
                    Series shall have more than one  established  and designated
                    Class,  shall  not  limit  the  authority  of the  Board  of
                    Trustees to establish  and designate  additional  Classes of said Series.

          (b) The Board of  Trustees  shall have the power to issue  authorized, but unissued Shares of beneficial interest of the Trust, or any Series and Class thereof, from time to time for such consideration paid wholly or partly in cash, securities  or other  property,  as may be  determined  from time to time by the
Board of Trustees,  subject to any  requirements or limitations of the 1940 Act.
The Board of Trustees,  on behalf of the Trust, may acquire and hold as treasury shares, reissue for such consideration and on such terms as it may determine, or cancel, at its discretion from time to time, any Shares reacquired by the Trust.
The  Board of  Trustees  may  classify  or  reclassify  any  unissued  shares of beneficial  interest  or any shares of  beneficial  interest of the Trust or any
Series or Class thereof,  that were previously  issued and are reacquired,  into one or more Series or Classes that may be established  and designated  from time to time.  Notwithstanding  the  foregoing,  the Trust and any Series thereof may acquire,  hold,  sell and  otherwise  deal in, for  purposes  of  investment  or otherwise,  the Shares of any other  Series of the Trust or Shares of the Trust, and such Shares shall not be deemed treasury shares or cancelled.

          (c) Subject to the  provisions  of Section 6 of this Article III, each
Share shall entitle the holder to voting rights as provided in Article V hereof.
Shareholders  shall have no  preemptive  or other right to subscribe  for new or additional  authorized,  but unissued Shares or other  securities  issued by the
Trust or any Series thereof.  The Board of Trustees may from time to time divide or  combine  the Shares of the Trust or any  particular  Series  thereof  into a greater or lesser  number of Shares of the Trust or that  Series,  respectively.
Such  division or  combination  shall not  materially  change the  proportionate beneficial  interests of the holders of Shares of the Trust or that  Series,  as the  case  may be,  in the  Trust  Property  at the  time of  such  division  or combination  that is held with respect to the Trust or that Series,  as the case may be.

          (d)  Any  Trustee,  officer  or  other  agent  of the  Trust,  and any organization  in which any such Person has an economic  or other  interest,  may acquire,  own, hold and dispose of Shares of beneficial interest in the Trust or any Series and Class  thereof,  whether such Shares are authorized but unissued, or already outstanding, to the same extent as if such Person were not a Trustee, officer or other  agent of the Trust;  and the Trust or any Series may issue and sell and may purchase such Shares from any such Person or any such organization, subject to the

                                       11

limitations, restrictions or other provisions applicable to the sale or purchase of such Shares herein and the 1940 Act.

     Section 2.  Ownership of Shares.  The ownership of Shares shall be recorded on the books of the Trust  kept by the Trust or by a transfer  or similar  agent for the Trust, which books shall be maintained  separately for the Shares of the
Trust and each  Series  and each Class  thereof  that has been  established  and designated.  No certificates  certifying the ownership of Shares shall be issued except as the Board of Trustees may otherwise  determine  from time to time. The
Board of Trustees may make such rules not  inconsistent  with the  provisions of the 1940 Act as it considers appropriate for the issuance of Share certificates, the transfer of Shares of the Trust and each Series and Class  thereof,  if any, and similar  matters.  The record books of the Trust as kept by the Trust or any transfer or similar agent, as the case may be, shall be conclusive as to who are the  Shareholders  of the Trust and each Series and Class  thereof and as to the number of Shares of the Trust and each Series and Class  thereof  held from time to time by each such Shareholder.

     Section 3. Sale of Shares.  Subject to the 1940 Act and applicable law, the
Trust may sell its authorized but unissued Shares of beneficial interest to such
Persons,  at such times, on such terms, and for such  consideration as the Board of Trustees may from time to time authorize.  Each sale shall be credited to the individual  purchaser's  account in the form of full or fractional Shares of the
Trust or such Series thereof (and Class  thereof,  if any), as the purchaser may select, at the net asset value per Share, subject to Section 22 of the 1940 Act, and the rules and regulations adopted thereunder;  provided,  however,  that the
Board of Trustees may, in its sole discretion,  permit the Principal Underwriter to impose a sales  charge  upon any such sale.  Every  Shareholder  by virtue of having  become a  Shareholder  shall be deemed to have  expressly  assented  and agreed to the terms of this  Declaration  of Trust and to have become bound as a party hereto.

     Section 4. Status of Shares and  Limitation of Personal  Liability.  Shares
shall be deemed to be personal  property giving to Shareholders  only the rights provided in this  Declaration of Trust,  the By-Laws,  and under applicable law.
Ownership of Shares shall not entitle the  Shareholder to any title in or to the whole or any part of the  Trust  Property  or right to call for a  partition  or division of the same or for an  accounting,  nor shall the  ownership  of Shares constitute  the  Shareholders  as partners.  Subject to Article VIII,  Section 1 hereof,  the death,  incapacity,  dissolution,  termination,  or bankruptcy of a
Shareholder  during the existence of the Trust and any Series  thereof shall not operate to dissolve the Trust or any such Series, nor entitle the representative of any deceased, incapacitated, dissolved, terminated or bankrupt Shareholder to an accounting or to take any action in court or elsewhere against the Trust, the
Trustees or any such Series, but entitles such representative only to the rights of said deceased,  incapacitated,  dissolved, terminated or bankrupt Shareholder under this  Declaration  of Trust.  Neither the Trust nor the Trustees,  nor any
officer, employee or agent of the Trust, shall have any power to bind personally any Shareholder,  nor, except as specifically  provided herein, to call upon any
Shareholder  for  the  payment  of any  sum of  money  other  than  such  as the
Shareholder may at any time personally agree to pay. Each Share,  when issued on the  terms  determined  by the  Board  of  Trustees,  shall  be  fully  paid and nonassessable.  As provided in the DSTA,  Shareholders  shall be

                                       12

entitled  to the same  limitation  of  personal  liability  as that  extended to stockholders  of a private  corporation  organized  for profit under the General
Corporation Law of the State of Delaware.

     Section 5. Power of Board of  Trustees  to Make Tax  Status  Election.  The
Board of  Trustees  shall  have  the  power,  in its  discretion,  to make  such elections  as to the tax status of the Trust and any Series as may be  permitted or required under the Code, without the vote of any Shareholder.

     Section  6.  Establishment  and  Designation  of Series  and  Classes.  The
establishment and designation of any Series or Class shall be effective, without the  requirement of Shareholder  approval,  upon the adoption of a resolution by not less than a majority of the then Board of Trustees,  which  resolution shall set forth such  establishment  and  designation  and may provide,  to the extent permitted  by the DSTA,  for  rights,  powers and duties of such Series or Class
(including  variations  in the relative  rights and  preferences  as between the different  Series and  Classes)  otherwise  than as provided  herein.  Each such resolution  shall be  incorporated  herein by reference upon adoption.  Any such resolution may be amended by a further  resolution of a majority of the Board of
Trustees,  and if  Shareholder  approval  would  be  required  to  make  such an amendment to the language set forth in this  Declaration of Trust,  such further resolution shall require the same  Shareholder  approval that would be necessary to make such  amendment to the language set forth in this  Declaration of Trust.
Each such further  resolution  shall be  incorporated  herein by reference  upon adoption.

     Each Series shall be separate and distinct from any other Series,  separate and  distinct  records on the books of the Trust  shall be  maintained  for each
Series,  and the assets and  liabilities  belonging  to any such Series shall be held and accounted for separately  from the assets and  liabilities of the Trust or any other Series. Each Class of the Trust shall be separate and distinct from any other  Class of the Trust.  Each  Class of a Series  shall be  separate  and distinct  from  any  other  Class of the  Series.  As  appropriate,  in a manner determined by the Board of Trustees, the liabilities belonging to any such Class shall be held and accounted for  separately  from the  liabilities of the Trust, the Series or any other Class and separate and distinct  records on the books of the Trust for the Class shall be maintained for this purpose. Subject to Article
II hereof,  each such Series shall operate as a separate and distinct investment medium, with separately defined investment objectives and policies.

     Shares  of  each  Series  (and  Class  where  applicable)  established  and designated  pursuant to this Section 6, unless otherwise  provided to the extent permitted by the DSTA,  in the  resolution  establishing  and  designating  such
Series or Class, shall have the following rights, powers and duties:

          (a) Assets Held with Respect to a Particular Series. All consideration received  by the Trust for the issue or sale of Shares of a  particular  Series, together with all assets in which such  consideration is invested or reinvested, all income,  earnings,  profits,  and  proceeds  thereof  from  whatever  source derived,  including,  without  limitation,  any proceeds  derived from the sale, exchange or liquidation of such assets,  and any funds or payments  derived from any  reinvestment  of such  proceeds  in  whatever  form the same may be,  shall irrevocably  be held with respect to that

                                       13

Series for all purposes, subject only to the rights of creditors with respect to that  Series,  and shall be so recorded  upon the books of account of the Trust.
Such consideration, assets, income, earnings, profits and proceeds thereof, from whatever source derived,  including,  without  limitation,  any proceeds derived from the sale, exchange or liquidation of such assets, and any funds or payments derived from any  reinvestment  of such proceeds,  in whatever form the same may be, are herein referred to as "assets held with respect to" that Series.  In the event that there are any assets, income, earnings, profits and proceeds thereof, funds or payments which are not readily identifiable as assets held with respect to any particular Series (collectively "General Assets"), the Board of Trustees, or an appropriate officer as determined by the Board of Trustees, shall allocate such General  Assets to,  between or among any one or more of the Series in such manner and on such basis as the Board of Trustees, in its sole discretion, deems fair and  equitable,  and any General Asset so allocated to a particular  Series shall be held with respect to that Series.  Each such allocation by or under the direction  of the Board of Trustees  shall be  conclusive  and binding  upon the
Shareholders of all Series for all purposes.

          (b) Liabilities Held with Respect to a Particular Series or Class. The assets of the Trust held with  respect to a  particular  Series shall be charged with the liabilities,  debts, obligations, costs, charges, reserves and expenses of the Trust incurred, contracted for or otherwise existing with respect to such
Series.  Such liabilities,  debts,  obligations,  costs,  charges,  reserves and expenses  incurred,  contracted  for or  otherwise  existing  with  respect to a particular  Series are herein referred to as "liabilities  held with respect to"
that Series. Any liabilities,  debts, obligations,  costs, charges, reserves and expenses of the Trust which are not readily  identifiable  as being  liabilities held with respect to any particular Series (collectively  "General Liabilities")
shall be  allocated  by the Board of  Trustees,  or an  appropriate  officer  as determined by the Board of Trustees,  to and among any one or more of the Series in such manner and on such basis as the Board of Trustees in its sole discretion deems fair and equitable.  Each allocation of liabilities,  debts,  obligations, costs, charges,  reserves and expenses by or under the direction of the Board of
Trustees shall be conclusive and binding upon the Shareholders of all Series for all purposes.  All Persons who have extended credit that has been allocated to a particular  Series,  or who have a claim or contract that has been  allocated to any particular  Series,  shall look exclusively to the assets of that particular
Series for payment of such  credit,  claim,  or  contract.  In the absence of an express  contractual  agreement  so  limiting  the  claims  of  such  creditors, claimants and contract providers, each creditor,  claimant and contract provider shall be deemed nevertheless to have impliedly agreed to such limitation.

     Subject to the right of the Board of Trustees in its discretion to allocate
General Liabilities as provided herein, the debts, liabilities,  obligations and expenses  incurred,  contracted  for or  otherwise  existing  with  respect to a particular  Series,  whether such Series is now authorized and existing pursuant to this Declaration of Trust or is hereafter authorized and existing pursuant to this  Declaration of Trust,  shall be  enforceable  against the assets held with respect to that Series  only,  and not against the assets of any other Series or the Trust generally and none of the debts, liabilities, obligations and expenses incurred,  contracted  for or  otherwise  existing  with  respect  to the  Trust generally or any other Series  thereof shall be  enforceable  against the assets held with  respect to such  Series.  Notice of this  limitation  on  liabilities between and among  Series shall be set forth in the  Certificate  of Trust to be filed in the Office of the Secretary of State of the State of Delaware  pursuant to the DSTA, and upon the giving of such notice in the Certificate of Trust, the statutory  provisions  of Section 3804 of the DSTA  relating to  limitations  on liabilities  between and among

                                       14

Series (and the statutory effect under Section 3804 of setting forth such notice in the  Certificate  of Trust)  shall  become  applicable  to the Trust and each
Series.

     Liabilities,  debts,  obligations,  costs,  charges,  reserves and expenses related to the distribution of, and other identified expenses that should or may properly be allocated to, the Shares of a particular Class may be charged to and borne solely by such Class. The bearing of expenses solely by a particular Class of Shares may be appropriately reflected (in a manner determined by the Board of
Trustees) and may affect the net asset value  attributable to, and the dividend,
redemption  and   liquidation   rights  of,  such  Class.   Each  allocation  of
liabilities,  debts,  obligations,  costs, charges,  reserves and expenses by or under the  direction of the Board of Trustees  shall be  conclusive  and binding upon the  Shareholders  of all  Classes for all  purposes.  All Persons who have extended  credit that has been  allocated to a particular  Class,  or who have a claim or contract that has been allocated to any particular  Class,  shall look, and may be required by contract to look,  exclusively to that  particular  Class for payment of such credit, claim, or contract.

          (c) Dividends,  Distributions  and  Redemptions.  Notwithstanding  any
other provisions of this Declaration of Trust,  including,  without  limitation,
Article VI hereof, no dividend or distribution  including,  without  limitation, any  distribution  paid  upon  dissolution  of the Trust or of any  Series  with respect  to,  nor any  redemption  of, the Shares of any Series or Class of such
Series  shall be  effected  by the Trust  other than from the  assets  held with respect to such Series,  nor,  except as  specifically  provided in Section 7 of this Article III, shall any Shareholder of any particular  Series otherwise have any right or claim  against the assets held with  respect to any other Series or the Trust generally  except,  in the case of a right or claim against the assets held with respect to any other Series,  to the extent that such  Shareholder has such a right or claim hereunder as a Shareholder of such other Series. The Board of Trustees shall have full discretion,  to the extent not inconsistent with the
1940 Act, to determine which items shall be treated as income and which items as capital;  and each such  determination  and  allocation  shall be conclusive and binding upon the Shareholders.

          (d) Voting. All Shares of the Trust entitled to vote on a matter shall vote on the matter separately by Series and, if applicable,  by Class;  provided that, (i) where the 1940 Act requires,  or (ii) to the extent  permitted and not required  by the 1940 Act,  where any  provision  of this  Declaration  of Trust requires,  or (iii) to the extent permitted and not required by the 1940 Act and this Declaration of Trust, where the Board of Trustees determines,  (A) that all
Shares  of the Trust are to be voted in the  aggregate  without  differentiation between the  separate  Series or Classes,  then all of the Trust's  Shares shall vote in the aggregate; and (B) that with respect to any matter that affects only the interests of some but not all Series or Classes,  then only the Shareholders of such affected Series or Classes shall be entitled to vote on the matter.

          (e) Equality.  Each Share of any  particular  Series shall be equal to each other Share of such  Series  (subject  to the rights and  preferences  with respect to separate Classes of such Series).

          (f)   Fractions.   A   fractional   Share  of  a  Series  shall  carry
proportionately  all the rights and obligations of a whole Share of such Series, including rights with respect to voting,

                                       15

receipt of dividends and distributions,  redemption of Shares and dissolution of the Trust or that Series.

          (g) Exchange Privilege. The Board of Trustees shall have the authority to provide  that the  holders  of Shares of any  Series  shall have the right to exchange said Shares for Shares of one or more other Series in  accordance  with such requirements and procedures as may be established by the Board of Trustees, and in accordance with the 1940 Act.

          (h)  Combination  of  Series.  The Board of  Trustees  shall  have the authority,  without  the  approval  of the  Shareholders  of any  Series  unless otherwise required by applicable law, to combine the assets and liabilities held with  respect to any two or more Series into  assets and  liabilities  held with respect to a single Series; provided that upon completion of such combination of
Series, the interest of each Shareholder, in the combined assets and liabilities held with respect to the  combined  Series shall equal the interest of each such
Shareholder in the aggregate of the assets and liabilities  held with respect to the Series that were combined.

          (i) Dissolution or Termination.  Any particular  Series or Class shall be dissolved upon the occurrence of the applicable  dissolution events set forth in Article VIII,  Section 1 hereof.  Upon dissolution of a particular  Series or
Class,  the  Trustees  shall  wind up the  affairs  of such  Series  or Class in accordance  with  Article  VIII  Section 1 hereof and  thereafter,  rescind  the establishment and designation thereof.  Upon the rescission of the establishment and  designation  of any  particular  Series,  every Class of such Series  shall thereby be terminated and its  establishment  and  designation  rescinded.  Each resolution  of the Board of  Trustees  pursuant  to this  Section  6(i) shall be incorporated herein by reference upon adoption.

     Section 7. Indemnification of Shareholders. No shareholder as such shall be subject to any personal  liability  whatsoever to any Person in connection  with
Trust  Property  or the  acts,  obligations  or  affairs  of the  Trust.  If any
Shareholder or former  Shareholder  shall be exposed to liability,  charged with liability,  or held personally  liable,  for any obligations or liability of the
Trust, by reason of a claim or demand  relating  exclusively to his or her being or having  been a  Shareholder  of the Trust or a  Shareholder  of a  particular
Series thereof, and not because of such Shareholder's actions or omissions, such
Shareholder or former  Shareholder (or, in the case of a natural person,  his or her heirs, executors,  administrators, or other legal representatives or, in the case of a corporation or other entity, its corporate or other general successor)
shall be entitled to be held harmless from and  indemnified out of the assets of the  Trust or out of the  assets  of such  Series  thereof,  as the case may be, against all loss and expense,  including  without  limitation,  attorneys' fees, arising from such claim or demand;  provided,  however, such indemnity shall not cover (i) any taxes due or paid by reason of such Shareholder's ownership of any
Shares  and (ii)  expenses  charged to a  Shareholder  pursuant  to Article  IV,
Section 5 hereof.

                                  ARTICLE IV.

                              THE BOARD OF TRUSTEES

Section 1.        Number, Election, Term, Removal and Resignation.

                                       16

          (a) The initial  Board of Trustees  shall be comprised of the Trustees entering into this  Declaration  of Trust on the date first written  above,  who shall hold  office  until the  initial  holder of a Share  executes a consent in writing  to elect a Board of  Trustees  that  holds  office in  accordance  with paragraph (c) of this Section 1. The initial Trustees shall (i) execute and file or cause to be filed the  Certificate  of Trust with the office of the Secretary of State of the State of Delaware and (ii) adopt the By-Laws. In accordance with
Section 3801 of the DSTA,  each  Trustee  shall become a Trustee and be bound by this  Declaration  of  Trust  and  the  By-Laws  when  such  Person  signs  this
Declaration of Trust as a trustee and/or is duly elected or appointed, qualified and serving on the Board of Trustees in accordance  with the  provisions  hereof and the By-Laws,  so long as such signatory or other Person  continues in office in accordance with the terms hereof.

          (b) The number of Trustees  constituting  the entire Board of Trustees may be fixed  from time to time by the vote of a  majority  of the then Board of
Trustees;  provided,  however,  that the number of Trustees shall in no event be less than one (1) nor more than fifteen (15).  The number of Trustees  shall not be reduced so as to shorten the term of any Trustee then in office.

          (c) Each  Trustee  shall hold office for the  lifetime of the Trust or
until  such  Trustee's  earlier  death,  resignation,   removal,  retirement  or
inability  otherwise to serve, or, if sooner than any of such events,  until the next  meeting of  Shareholders  called for the purpose of  electing  Trustees or consent of Shareholders in lieu thereof for the election of Trustees,  and until the election and qualification of his or her successor.

          (d) Any Trustee may be removed, with or without cause, by the Board of
Trustees,  by action of a majority of the Trustees then in office, or by vote of the Shareholders at any meeting called for that purpose.

          (e) Any Trustee may resign at any time by giving written notice to the secretary  of  the  Trust  or to a  meeting  of  the  Board  of  Trustees.  Such resignation shall be effective upon receipt, unless specified to be effective at some later time.

     Section 2.  Trustee  Action by Written  Consent  Without a Meeting.  To the
extent not inconsistent with the provisions of the 1940 Act, any action that may be taken at any meeting of the Board of Trustees or any committee thereof may be taken  without  a meeting  and  without  prior  written  notice if a consent  or consents in writing  setting forth the action so taken is signed by the Trustees having not less than the  minimum  number of votes that  would be  necessary  to authorize or take that action at a meeting at which all Trustees on the Board of
Trustees or any committee  thereof,  as the case may be, were present and voted.
Written consents of the Trustees may be executed in one or more counterparts.  A consent transmitted by electronic transmission (as defined in Section 3806(f) of the DSTA) by a Trustee  shall be deemed to be written and signed for purposes of this Section.  All such consents  shall be filed with the secretary of the Trust and shall be maintained in the Trust's records.

     Section 3. Powers; Other Business Interests; Quorum and Required Vote.

                                       17

          (a) Powers.  Subject to the  provisions of this  Declaration of Trust, the business of the Trust  (including  every Series thereof) shall be managed by or under the  direction  of the Board of  Trustees,  and such Board of  Trustees shall have all powers necessary or convenient to carry out that  responsibility.
The Board of Trustees shall have full power and authority to do any and all acts and to make  and  execute  any and all  contracts  and  instruments  that it may
consider   necessary  or  appropriate  in  connection  with  the  operation  and administration  of the Trust  (including  every  Series  thereof).  The Board of
Trustees shall not be bound or limited by present or future laws or customs with regard to  investments  by trustees or  fiduciaries,  but,  subject to the other provisions  of this  Declaration  of Trust  and the  By-Laws,  shall  have  full authority and absolute power and control over the assets and the business of the
Trust  (including  every  Series  thereof) to the same extent as if the Board of
Trustees  was the sole  owner of such  assets  and  business  in its own  right, including such authority,  power and control to do all acts and things as it, in its sole discretion, shall deem proper to accomplish the purposes of this Trust.
Without  limiting  the  foregoing,  the Board of  Trustees  may,  subject to the requisite  vote for such actions as set forth in this  Declaration  of Trust and the By-Laws:  (1) adopt By-Laws not  inconsistent  with  applicable  law or this
Declaration of Trust; (2) amend, restate and repeal such By-Laws, subject to and in accordance  with the  provisions of such By-Laws;  (3) fill  vacancies on the
Board of Trustees in accordance with this  Declaration of Trust and the By-Laws;
(4) elect and remove such officers and appoint and  terminate  such agents as it considers  appropriate,  in accordance  with this  Declaration  of Trust and the
By-Laws;  (5) establish  and  terminate  one or more  committees of the Board of
Trustees  pursuant  to the  By-Laws;  (6) place  Trust  Property  in  custody as required by the 1940 Act,  employ one or more  custodians of the Trust  Property and authorize such custodians to employ  sub-custodians  and to place all or any part of such Trust  Property with a custodian or a custodial  system meeting the requirements of the 1940 Act; (7) retain a transfer agent,  dividend  disbursing agent, a shareholder  servicing agent or  administrative  services agent, or any number thereof or any other service provider as deemed appropriate;  (8) provide for the issuance and distribution of shares of beneficial  interest in the Trust or other  securities  or financial  instruments  directly or through one or more
Principal  Underwriters  or  otherwise;   (9)  retain  one  or  more  Investment
Adviser(s);  (10)  re-acquire  and  redeem  Shares  on  behalf  of the Trust and transfer  Shares  pursuant  to  applicable  law;  (11) set record  dates for the determination  of Shareholders  with respect to various  matters,  in the manner provided in Article V, Section 4 of this Declaration of Trust;  (12) declare and pay dividends and  distributions  to Shareholders  from the Trust  Property,  in accordance  with this  Declaration  of Trust and the  By-Laws;  (13)  establish, designate and  redesignate  from time to time, in accordance with the provisions of  Article  III,  Section  6 hereof,  any  Series or Class of the Trust or of a
Series;  (14) hire  personnel  as staff for the Board of Trustees  or, for those
Trustees who are not Interested Persons of the Trust, the Investment Adviser, or
the Principal Underwriter,  set the compensation to be paid by the Trust to such personnel,  exercise exclusive supervision of such personnel,  and remove one or more of such personnel,  at the discretion of the Board of Trustees; (15) retain special counsel, other experts and/or consultants for the Board of Trustees, for those  Trustees  who are not  Interested  Persons of the Trust,  the  Investment
Adviser, or the Principal Underwriter,  and/or for one or more of the committees of the Board of Trustees,  set the  compensation to be paid by the Trust to such special  counsel,  other experts and/or  consultants,  and remove one or more of such special counsel, other experts and/or consultants, at the discretion of the
Board of Trustees; (16) engage in and prosecute, defend, compromise, abandon,

                                       18

or adjust,  by  arbitration,  or  otherwise,  any actions,  suits,  proceedings, disputes,  claims,  and demands  relating to the Trust, and out of the assets of the Trust to pay or to  satisfy  any  debts,  claims  or  expenses  incurred  in connection  therewith,  including  those of  litigation,  and such  power  shall include,  without  limitation,  the power of the  Trustees,  or any  appropriate committee thereof, in the exercise of their or its good faith business judgment, to dismiss any action, suit, proceeding, dispute, claim or demand, derivative or otherwise,  brought by any person, including a shareholder in its own name or in the name of the Trust,  whether or not the Trust or any of the  Trustees  may be named  individually  therein or the subject  matter arises by reason of business for or on behalf of the Trust; and (17) in general delegate such authority as it considers  desirable to any officer of the Trust,  to any committee of the Trust and to any agent or  employee of the Trust or to any such  custodian,  transfer,
dividend  disbursing,   shareholder  servicing  agent,   Principal  Underwriter,
Investment Adviser,  or other service provider,  to the extent authorized and in accordance with this Declaration of Trust, the By-Laws and applicable law.

          The powers of the Board of Trustees set forth in this Section 3(a) are without prejudice to any other powers of the Board of Trustees set forth in this
Declaration  of Trust and the By-Laws.  Any  determination  as to what is in the best interests of the Trust or any Series or Class thereof and its  Shareholders made by the Board of Trustees in good faith shall be  conclusive.  In construing the provisions of this Declaration of Trust,  the presumption  shall be in favor of a grant of power to the Board of Trustees.

          (b) Other Business Interests. The Trustees shall devote to the affairs of the Trust  (including every Series thereof) such time as may be necessary for the proper  performance of their duties hereunder,  but neither the Trustees nor the officers, directors, shareholders, partners or employees of the Trustees, if any,  shall be expected  to devote  their full time to the  performance  of such duties. The Trustees, or any Affiliate,  shareholder, officer, director, partner or  employee  thereof,  or any  Person  owning  a legal or  beneficial  interest therein, may engage in, or possess an interest in, any business or venture other
than  the  Trust  or  any  Series  thereof,   of  any  nature  and  description,
independently  or with or for the  account  of others.  None of the  Trust,  any
Series thereof or any  Shareholder  shall have the right to participate or share in such  other  business  or  venture  or any  profit  or  compensation  derived therefrom.

          (c)  Quorum  and  Required  Vote.  At all  meetings  of the  Board  of
Trustees, a majority of the Board of Trustees then in office shall be present in person in order to  constitute  a quorum  for the  transaction  of  business.  A meeting at which a quorum is initially present may continue to transact business notwithstanding  the departure of Trustees from the meeting, if any action taken is  approved  by at least a majority of the  required  quorum for that  meeting.
Subject to Article III,  Sections 1 and 6 of the By-Laws and except as otherwise provided  herein or  required  by  applicable  law,  the vote of not less than a majority of the Trustees present at a meeting at which a quorum is present shall be the act of the Board of Trustees.

     Section 4. Payment of Expenses by the Trust.  Subject to the  provisions of
Article III, Section 6 hereof,  an authorized  officer of the Trust shall pay or cause to be paid out of the  principal or income of the Trust or any  particular
Series or Class  thereof,  or partly out of the  principal and partly out of the income of the Trust or any  particular  Series or Class  thereof,  and charge or allocate the same to, between or among such one or more of the Series or Classes that

                                       19

may be established or designated  pursuant to Article III, Section 6 hereof,  as such officer deems fair,  all expenses,  fees,  charges,  taxes and  liabilities incurred by or arising in connection  with the  maintenance  or operation of the
Trust  or a  particular  Series  or Class  thereof,  or in  connection  with the management thereof,  including,  but not limited to, the Trustees'  compensation and such expenses,  fees,  charges,  taxes and  liabilities  associated with the services of the Trust's officers,  employees,  Investment Adviser(s),  Principal
Underwriter,  auditors,  counsel,  custodian,  sub-custodian,   transfer  agent,
dividend disbursing agent, shareholder servicing agent, and such other agents or independent  contractors  and such  other  expenses,  fees,  charges,  taxes and liabilities as the Board of Trustees may deem necessary or proper to incur.

     Section 5. Payment of Expenses by Shareholders. The Board of Trustees shall have the power,  as frequently as it may determine,  to cause any Shareholder to pay  directly,  in advance or arrears,  for charges of the Trust's  custodian or transfer,  dividend  disbursing,  shareholder  servicing  or  similar  agent for services provided to such Shareholder,  an amount fixed from time to time by the
Board of Trustees, by setting off such amount due from such Shareholder from the amount  of  (i)  declared  but  unpaid  dividends  or  distributions  owed  such
Shareholder,  or (ii) proceeds  from the  redemption by the Trust of Shares from such Shareholder pursuant to Article VI hereof.

     Section 6.  Ownership  of Trust  Property.  Legal title to all of the Trust
Property  shall at all times be vested in the  Trust,  except  that the Board of
Trustees  shall have the power to cause legal title to any Trust  Property to be held by or in the name of any Person as  nominee,  on such terms as the Board of
Trustees may determine, in accordance with applicable law.

     Section 7. Service Contracts.

          (a)  Subject to this  Declaration  of Trust,  the By-Laws and the 1940
Act, the Board of Trustees may, at any time and from time to time,  contract for exclusive or nonexclusive  investment advisory or investment management services for the Trust or for any Series thereof with any corporation, trust, association or other  organization,  including  any  Affiliate;  and any such  contract  may contain  such other  terms as the Board of  Trustees  may  determine,  including without  limitation,  delegation  of  authority  to the  Investment  Adviser  to determine  from  time to time  without  prior  consultation  with  the  Board of
Trustees what securities and other instruments or property shall be purchased or otherwise  acquired,  owned, held,  invested or reinvested in, sold,  exchanged, transferred,  mortgaged, pledged, assigned,  negotiated, or otherwise dealt with or disposed of, and what portion,  if any, of the Trust  Property  shall be held uninvested  and  to  make  changes  in  the  Trust's  or  a  particular  Series'
investments,  or to engage in such other  activities,  including  administrative services, as may specifically be delegated to such party.

          (b) The Board of Trustees may also, at any time and from time to time, contract with any Person, including any Affiliate,  appointing it or them as the exclusive or nonexclusive placement agent,  distributor or Principal Underwriter for the Shares of beneficial  interest of the Trust or one or more of the Series or Classes  thereof,  or for other  securities  or financial  instruments  to be issued by the Trust, or appointing it or them to act as the administrator,  fund accountant or accounting agent,  custodian,  transfer agent, dividend disbursing agent  and/or  shareholder  servicing  agent for the Trust or one or more of the
Series or Classes thereof.

                                       20

          (c) The Board of Trustees is further  empowered,  at any time and from time to time, to contract with any Persons, including any Affiliates, to provide such other  services to the Trust or one or more of its Series,  as the Board of
Trustees  determines to be in the best  interests of the Trust,  such Series and its Shareholders.

          (d) None of the  following  facts or  circumstances  shall  affect the validity of any of the contracts  provided for in this Article IV, Section 7, or disqualify  any  Shareholder,  Trustee,  employee  or  officer of the Trust from voting upon or executing the same, or create any liability or  accountability to
the  Trust,  any  Series  thereof  or  the   Shareholders,   provided  that  the
establishment of and performance of each such contract is permissible  under the
1940 Act, and provided  further that such Person is authorized to vote upon such contract under the 1940 Act:

               (i)  the fact that any of the Shareholders,  Trustees,  employees or  officers  of  the  Trust  is  a  shareholder,  director,
                    officer,  partner,  trustee,  employee,   manager,  Adviser,
                    placement  agent,  Principal  Underwriter,  distributor,  or
                    Affiliate  or agent of or for any Person,  or for any parent or Affiliate  of any Person,  with which any type of service contract provided for in this Article IV, Section 7 may have been or may hereafter be made,  or that any such Person,  or any parent or Affiliate thereof,  is a Shareholder or has an interest in the Trust, or

               (ii) the fact that any  Person  with  which  any type of  service contract provided for in this Article IV, Section 7 may have been  or may  hereafter  be made  also  has  such a  service contract  with  one or  more  other  Persons,  or has  other business or interests.

          (e) Every contract referred to in this Section 7 is required to comply with this Declaration of Trust, the By-Laws,  the 1940 Act, other applicable law and any stipulation by resolution of the Board of Trustees.

                                   ARTICLE V.

                    SHAREHOLDERS' VOTING POWERS AND MEETINGS

     Section 1. Voting Powers. Subject to the provisions of Article III, Section
6 hereof, the Shareholders shall have the power to vote only (i) on such matters required  by this  Declaration  of  Trust,  the  By-Laws,  the 1940  Act,  other applicable  law and any  registration  statement  of the  Trust  filed  with the
Commission,  the  registration  of which is  effective;  and (ii) on such  other matters as the Board of Trustees may consider necessary or desirable. Subject to
Article III hereof, the Shareholder of record (as of the record date established pursuant to Section 4 of this  Article V) of each Share shall be entitled to one vote for each full  Share,  and a  fractional  vote for each  fractional  Share.
Shareholders  shall not be  entitled  to  cumulative  voting in the  election of
Trustees or on any other matter.

                                       21

     Section 2. Quorum and Required Vote.

          (a) Forty percent (40%) of the outstanding  Shares entitled to vote at a  Shareholders'  meeting,  which are present in person or represented by proxy, shall  constitute a quorum at the  Shareholders'  meeting,  except when a larger quorum is required by this Declaration of Trust, the By-Laws,  applicable law or the  requirements  of any  securities  exchange  on which  Shares are listed for trading,  in which case such quorum shall comply with such requirements.  When a separate  vote by one or more Series or Classes is  required,  a majority of the outstanding  Shares  of  each  such  Series  or  Class  entitled  to  vote  at a
Shareholders'  meeting of such  Series or Class,  which are present in person or represented by proxy, shall constitute a quorum at the Shareholders'  meeting of such  Series  or  Class,  except  when a  larger  quorum  is  required  by  this
Declaration of Trust,  the By-Laws,  applicable law or the  requirements  of any securities  exchange  on which  Shares of such  Series or Class are  listed  for trading, in which case such quorum shall comply with such requirements.

          (b)  Subject  to any  provision  of this  Declaration  of  Trust,  the
By-Laws,  the 1940 Act or other  applicable law that requires a different  vote:
(1) in all matters other than the election of Trustees, the affirmative "vote of a majority of the  outstanding  voting  securities"  (as defined  herein) of the
Trust entitled to vote at a Shareholders'  meeting at which a quorum is present, shall be the act of the  Shareholders;  and (2) Trustees shall be elected by not less than a  plurality  of the votes cast of the  holders of Shares  entitled to vote present in person or  represented  by proxy at a  Shareholders'  meeting at which a quorum is present. Pursuant to Article III, Section 6(d) hereof, where a separate vote by Series and, if applicable,  by Class is required, the preceding sentence shall apply to such separate votes by Series and Classes.

          (c) Abstentions and broker  non-votes will be treated as votes present at a Shareholders'  meeting;  abstentions  will be treated as votes cast at such meeting, but broker non-votes will not be treated as votes cast at such meeting.
Abstentions and broker non-votes, therefore (i) will be included for purposes of determining  whether a quorum is present;  (ii) will have no effect on proposals that require a plurality for approval;  but (iii) will have the same effect as a vote  "against" on proposals  requiring any  percentage of (A) the Shares of the
Trust,  Series  or Class,  as  applicable,  present,  for  approval,  or (B) the outstanding voting securities of the Trust, Series or Class, as applicable,  for approval.

     Section 3.  Shareholder  Action by Written Consent  Without a Meeting.  Any
action which may be taken at any meeting of Shareholders  may be taken without a meeting if a consent or consents in writing setting forth the action so taken is or are signed by the  holders of a majority  of the Shares  entitled  to vote on such action (or such different  proportion  thereof as shall be required by law, the  Declaration  of Trust or the By-Laws for approval of such action) and is or are  received  by the  secretary  of the  Trust  either:  (i) by the date set by resolution of the Board of Trustees for the shareholder vote on such action;  or
(ii) if no date is set by  resolution  of the  Board,  within 30 days  after the record date for such action as  determined  by  reference  to Article V, Section
4(b) hereof.  The written  consent for any such action may be executed in one or more counterparts,  each of which shall be deemed an original,  and all of which when taken together  shall  constitute  one and the same  instrument.  A consent transmitted by electronic transmission (as defined in the DSTA) by a Shareholder or by a Person or Persons authorized to

                                       22

act for a  Shareholder  shall be deemed to be written and signed for purposes of this Section.  All such consents  shall be filed with the secretary of the Trust and shall be maintained in the Trust's records. Any Shareholder that has given a written consent or the Shareholder's proxyholder or a personal representative of the  Shareholder  or its  respective  proxyholder  may revoke  the  consent by a writing  received by the secretary of the Trust either:  (i) before the date set by resolution of the Board of Trustees for the shareholder  vote on such action;
or (ii) if no date is set by resolution  of the Board,  within 30 days after the record date for such action as  determined  by  reference  to Article V, Section
4(b) hereof.

     Section 4. Record Dates.

          (a) For purposes of determining  the  Shareholders  entitled to notice of, and to vote at, any meeting of Shareholders, the Board of Trustees may fix a record  date,  which  record  date  shall not  precede  the date upon  which the resolution fixing the record date is adopted by the Board of Trustees, and which record date shall not be more than one  hundred  and twenty  (120) days nor less than  ten  (10)  days  before  the date of any such  meeting.  For  purposes  of determining the  Shareholders  entitled to vote on any action without a meeting, the Board of Trustees may fix a record date, which record date shall not precede the date upon which the  resolution  fixing  the  record  date is adopted by the
Board of Trustees, and which record date shall not be more than thirty (30) days after the date upon which the  resolution  fixing the record  date is adopted by the Board of  Trustees.

          (b) If the Board of Trustees does not so fix a record date:

               (i)  the record  date for  determining  Shareholders  entitled to notice of, and to vote at, a meeting of  Shareholders  shall be at the close of  business on the day next  preceding  the day on which notice is given or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held.

               (ii) the record  date for  determining  Shareholders  entitled to vote on any action by  consent in writing  without a meeting of  Shareholders,  (1) when no prior  action by the Board of
                    Trustees has been taken, shall be the day on which the first signed  written  consent  setting  forth the action taken is delivered  to the  Trust,  or (2) when  prior  action of the
                    Board of Trustees  has been taken,  shall be at the close of business  on the day on which the Board of  Trustees  adopts the resolution taking such prior action.

          (c) For the purpose of determining  the  Shareholders  of the Trust or any Series or Class thereof who are entitled to receive  payment of any dividend or of any other  distribution  of  assets  of the  Trust or any  Series or Class thereof (other than in connection with a merger,  consolidation,  conversion, or reorganization,  which is governed by Article VIII of the Declaration of Trust), the Board of Trustees may:

                                       23

               (i)  from time to time fix a record date, which record date shall not  precede the date upon which the  resolution  fixing the record date is adopted,  and which  record date shall not be more than sixty (60) days before the date for the payment of such dividend and/or such other distribution;

               (ii) adopt standing  resolutions  fixing record dates and related payment dates at periodic  intervals of any duration for the payment of such  dividend  and/or  such other  distribution;
                    and/or

               (iii) delegate to an appropriate officer or officers of the Trust the  determination  of such periodic  record and/or payments dates  with  respect  to such  dividend  and/or  such  other distribution.

Nothing in this Section shall be construed as  precluding  the Board of Trustees from setting different record dates for different Series or Classes.

     Section  5.  Additional   Provisions.   The  By-Laws  may  include  further
provisions for Shareholders' votes, meetings and related matters.

                                  ARTICLE VI.

                         NET ASSET VALUE; DISTRIBUTIONS;
                             REDEMPTIONS; TRANSFERS

     Section 1. Determination of Net Asset Value, Net Income and Distributions.

          (a) Subject to Article  III,  Section 6 hereof,  the Board of Trustees shall  have the  power to  determine  from time to time the  offering  price for authorized,  but  unissued,  Shares of  beneficial  interest of the Trust or any
Series or Class  thereof,  respectively,  that shall  yield to the Trust or such
Series or Class not less than the net asset  value  thereof,  in addition to any amount of applicable sales charge to be paid to the Principal Underwriter or the selling  broker or dealer in connection  with the sale of such Shares,  at which price the Shares of the Trust or such  Series or Class,  respectively,  shall be offered for sale,  subject to any other  requirements or limitations of the 1940
Act.

          (b) Subject to Article  III,  Section 6 hereof,  the Board of Trustees may, subject to the 1940 Act, prescribe and shall set forth in the By-Laws, this
Declaration  of Trust or in a resolution of the Board of Trustees such bases and time for determining the net asset value per Share of the Trust or any Series or
Class  thereof,  or net  income  attributable  to the Shares of the Trust or any
Series  or Class  thereof  or the  declaration  and  payment  of  dividends  and distributions  on the Shares of the Trust or any Series or Class thereof,  as it may deem necessary or desirable,  and such dividends and  distributions may vary between  the Classes to reflect  differing  allocations  of the  expenses of the
Trust  between such Classes to such extent and for such purposes as the Trustees may deem appropriate.

                                       24

          (c) The  Shareholders  of the Trust or any  Series  or Class,  if any,
shall be  entitled  to receive  dividends  and  distributions,  when,  if and as declared by the Board of  Trustees  with  respect  thereto,  provided  that with respect to Classes,  such dividends and distributions shall comply with the 1940
Act. The right of Shareholders to receive  dividends or other  distributions  on
Shares of any Class may be set forth in a plan  adopted by the Board of Trustees and amended from time to time  pursuant to the 1940 Act. No Share shall have any priority  or  preference  over any other  Share of the  Trust  with  respect  to
dividends  or  distributions   paid  in  the  ordinary  course  of  business  or
distributions  upon  dissolution  of the Trust made  pursuant  to Article  VIII,
Section 1 hereof; provided however, that

               (i)  if the Shares of the Trust are divided into Series  thereof, no Share of a  particular  Series shall have any priority or preference  over any  other  Share of the same  Series  with respect to dividends or  distributions  paid in the ordinary course of business or distributions  upon dissolution of the
                    Trust or of such  Series  made  pursuant  to  Article  VIII,
                    Section 1 hereof;

               (ii) if the Shares of the Trust are divided into Classes thereof, no Share of a  particular  Class shall have any  priority or preference  over any  other  Share of the  same  Class  with respect to dividends or  distributions  paid in the ordinary course of business or distributions  upon dissolution of the
                    Trust made pursuant to Article VIII, Section 1 hereof; and

               (iii) if the Shares of a Series are divided into Classes thereof, no Share of a particular Class of such Series shall have any priority  or  preference  over any  other  Share of the same
                    Class  of  such  Series  with   respect  to   dividends   or
                    distributions  paid in the  ordinary  course of  business or distributions  upon dissolution of such Series made pursuant to Article VIII, Section 1 hereof.

All dividends and distributions  shall be made ratably among all Shareholders of the Trust, a particular Class of the Trust, a particular Series, or a particular
Class of a Series from the Trust  Property held with respect to the Trust,  such
Series or such  Class,  respectively,  according  to the number of Shares of the
Trust,  such  Series or such  Class held of record by such  Shareholders  on the record date for any dividend or distribution; provided however, that

               (iv) if the Shares of the Trust are divided into Series  thereof, all dividends and distributions from the Trust Property and, if  applicable,  held with respect to such Series,  shall be distributed  to each  Series  thereof  according  to the net asset  value  computed  for  such  Series  and  within  such particular  Series,  shall  be  distributed  ratably  to the
                    Shareholders  of such  Series  according  to the  number  of
                    Shares of such Series held of record by such Shareholders on the record date for any dividend or distribution; and

                                       25

               (v)  if the Shares of the Trust or of a Series are  divided  into
                    Classes thereof,  all dividends and  distributions  from the
                    Trust Property and, if applicable,  held with respect to the
                    Trust or such  Series,  shall be  distributed  to each Class thereof  according to the net asset value  computed for such
                    Class and within such particular Class, shall be distributed ratably to the  Shareholders  of such Class according to the number  of  Shares  of such  Class  held of  record  by such
                    Shareholders   on  the  record  date  for  any  dividend  or
                    distribution.

Dividends and distributions may be paid in cash, in kind or in Shares.

          (d) Before  payment of any dividend  there may be set aside out of any funds of the Trust, or the applicable  Series  thereof,  available for dividends such sum or sums as the Board of Trustees may from time to time, in its absolute discretion,  think  proper  as a  reserve  fund  to meet  contingencies,  or for equalizing dividends, or for repairing or maintaining any property of the Trust, or any Series thereof, or for such other lawful purpose as the Board of Trustees shall deem to be in the best interests of the Trust,  or the applicable  Series, as the case may be, and the Board of Trustees  may  abolish any such  reserve in the manner in which the reserve was created.

     Section 2.  Redemptions  at the Option of a Shareholder.  Unless  otherwise provided  in the  prospectus  of the  Trust  relating  to the  Shares,  as  such prospectus may be amended from time to time:

          (a) The  Trust  shall  purchase  such  Shares  as are  offered  by any
Shareholder  for  redemption  upon the  presentation  of a proper  instrument of transfer together with a request directed to the Trust or a Person designated by the Trust that the Trust  purchase such Shares  and/or in  accordance  with such other  procedures  for redemption as the Board of Trustees may from time to time authorize.  If certificates  have been issued to a Shareholder,  any request for redemption  by  such  Shareholder  must  be  accompanied  by  surrender  of  any outstanding  certificate or  certificates  for such Shares in form for transfer, together with such proof of the  authenticity of signatures as may reasonably be required on such Shares and  accompanied  by proper stock  transfer  stamps,  if applicable.

          (b) The Trust shall pay for such  Shares the net asset  value  thereof
(excluding any applicable redemption fee or sales load), in accordance with this
Declaration  of  Trust,  the  By-Laws,  the 1940 Act and other  applicable  law.
Payments  for  Shares so  redeemed  by the Trust  shall be made in cash,  except payment for such Shares  may,  at the option of the Board of  Trustees,  or such officer or officers as it may duly authorize in its complete discretion, be made in kind or  partially in cash and  partially in kind.  In case of any payment in kind,  the Board of Trustees,  or its authorized  officers,  shall have absolute discretion  as to what  security or  securities  of the Trust or the  applicable
Series  shall  be  distributed  in kind  and the  amount  of the  same;  and the securities  shall be valued for purposes of  distribution  at the value at which they were appraised in computing the then current net asset value of the Shares,
provided  that  any  Shareholder  who  cannot  legally  acquire   securities  so
distributed in kind shall receive cash to the extent  permitted by the 1940 Act.
Shareholders shall bear the expenses of in-kind transactions,

                                       26

including, but not limited to, transfer agency fees, custodian fees and costs of disposition of such securities.

          (c) Payment by the Trust for such  redemption  of Shares shall be made by the Trust to the  Shareholder  within  seven days after the date on which the redemption  request is received  in proper  form  and/or  such other  procedures authorized by the Board of Trustees are complied with; provided,  however,  that if payment shall be made other than  exclusively  in cash,  any securities to be delivered  as part  of such  payment  shall  be  delivered  as  promptly  as any necessary transfers of such securities on the books of the several  corporations whose  securities  are to be delivered  practicably  can be made,  which may not necessarily  occur within such seven-day  period.  In no case shall the Trust be liable  for any  delay  of any  corporation  or  other  Person  in  transferring securities selected for delivery as all or part of any payment in kind.

          (d) The  obligations  of the  Trust  set  forth in this  Section 2 are subject to the provision that such  obligations may be suspended or postponed by the Board of  Trustees  (1)  during any time the New York  Stock  Exchange  (the
"Exchange")  is closed for other than weekends or holidays;  (2) if permitted by the rules of the  Commission,  during  periods  when  trading on the Exchange is restricted;  or (3)  during  any  National  Financial  Emergency.  The  Board of
Trustees  may, in its  discretion,  declare  that the  suspension  relating to a
National Financial  Emergency shall terminate,  as the case may be, on the first business day on which the Exchange  shall have reopened or the period  specified above shall have expired (as to which,  in the absence of an official  ruling by the Commission, the determination of the Board of Trustees shall be conclusive).

          (e) The right of any  Shareholder  of the Trust or any Series or Class
thereof to receive  dividends or other  distributions on Shares redeemed and all other rights of such Shareholder with respect to the Shares so redeemed,  except the right of such Shareholder to receive payment for such Shares, shall cease at the time the purchase  price of such Shares  shall have been fixed,  as provided above.

     Section 3.  Redemptions  at the  Option of the Trust.  At the option of the
Board of  Trustees  the Trust may,  from time to time,  without  the vote of the
Shareholders,  but  subject  to the 1940 Act,  redeem  Shares or  authorize  the closing  of any  Shareholder  account,  subject  to  such  conditions  as may be established from time to time by the Board of Trustees.

     Section 4. Transfer of Shares.  Shares shall be  transferable in accordance with the provisions of the By-Laws.

                                  ARTICLE VII.

                             LIMITATION OF LIABILITY
                          AND INDEMNIFICATION OF AGENT

     Section 1. Limitation of Liability.

                                       27

          (a) For the purpose of this  Article,  "Agent" means any Person who is or was a Trustee,  officer,  employee  or other  agent of the Trust or is or was serving at the request of the Trust as a trustee, director, officer, employee or other  agent of another  foreign or  domestic  corporation,  partnership,  joint venture, trust or other enterprise;  "Proceeding" means any threatened,  pending or completed action or proceeding,  whether civil,  criminal,  administrative or investigative; and "Expenses" include without limitation attorneys' fees and any expenses of establishing a right to indemnification under this Article.

          (b) An Agent  shall be  liable  to the  Trust  and to any  Shareholder solely for such Agent's own willful misfeasance,  bad faith, gross negligence or reckless  disregard  of the duties  involved  in the conduct of such Agent (such conduct referred to herein as "Disqualifying Conduct"), and for nothing else.

          (c)  Subject to  subsection  (b) of this  Section 1 and to the fullest extent that  limitations  on the  liability of Agents are permitted by the DSTA, the  Agents  shall  not be  responsible  or  liable  in any event for any act or omission of any other Agent of the Trust or any Investment  Adviser or Principal
Underwriter of the Trust.

          (d) No Agent, when acting in its respective capacity as such, shall be personally  liable to any Person,  other than the Trust or a Shareholder  to the extent  provided  in  subsections  (b) and (c) of this  Section  1, for any act, omission or obligation of the Trust or any Trustee thereof.

          (e) Each  Trustee,  officer and  employee of the Trust  shall,  in the performance  of his  or her  duties,  be  fully  and  completely  justified  and protected  with regard to any act or any failure to act resulting  from reliance in good faith upon the books of account or other  records of the Trust,  upon an opinion of counsel,  or upon reports made to the Trust by any of its officers or employees or by the Investment  Adviser,  the Principal  Underwriter,  any other
Agent, selected dealers, accountants, appraisers or other experts or consultants selected  with  reasonable  care by the  Trustees,  officers or employees of the
Trust,  regardless of whether such counsel or expert may also be a Trustee.  The officers  and  Trustees  may obtain the advice of counsel or other  experts with respect to the meaning and operation of this  Declaration of Trust, the By-Laws, applicable  law and their  respective  duties as officers or  Trustees.  No such officer or Trustee  shall be liable for any act or omission in  accordance  with such advice,  records and/or reports and no inference concerning liability shall arise from a failure to follow such advice, records and/or reports. The officers and Trustees shall not be required to give any bond hereunder, nor any surety if a bond is required by applicable law.

          (f) The failure to make timely collection of dividends or interest, or to take timely action with respect to  entitlements,  on the Trust's  securities issued in  emerging  countries,  shall not be deemed to be  negligence  or other fault on the part of any Agent,  and no Agent shall have any  liability for such failure  or for  any  loss  or  damage  resulting  from  the  imposition  by any government of exchange control  restrictions which might affect the liquidity of the Trust's assets or from any war or political act of any foreign government to which such assets might be exposed, except, in the case of a Trustee or officer, for liability resulting from such Trustee's or officer's Disqualifying Conduct.

                                       28

          (g) The limitation on liability  contained in this Article  applies to events  occurring  at the time a Person  serves as an Agent  whether or not such
Person is an Agent at the time of any Proceeding in which liability is asserted.

          (h) No amendment or repeal of this Article shall adversely  affect any right or  protection  of an Agent that exists at the time of such  amendment  or repeal.

     Section 2. Indemnification.

          (a) Indemnification by Trust. The Trust shall indemnify,  out of Trust
Property,  to the fullest extent  permitted under applicable law, any Person who was or is a party  or is  threatened  to be made a party  to any  Proceeding  by reason  of the fact that such  Person is or was an Agent of the  Trust,  against
Expenses,   judgments,   fines,  settlements  and  other  amounts  actually  and
reasonably  incurred in connection  with such Proceeding if such Person acted in good faith or in the case of a criminal  proceeding,  had no reasonable cause to believe  the  conduct  of such  Person  was  unlawful.  The  termination  of any
Proceeding by judgment, order, settlement, conviction or plea of nolo contendere or its equivalent  shall not of itself create a presumption  that the Person did not act in good faith or that the Person had  reasonable  cause to believe  that the Person's conduct was unlawful.

          (b) Exclusion of Indemnification. Notwithstanding any provision to the contrary contained herein,  there shall be no right to  indemnification  for any liability arising by reason of the Agent's Disqualifying  Conduct. In respect of any claim,  issue or matter as to which that Person shall have been  adjudged to be  liable  in the  performance  of  that  Person's  duty  to the  Trust  or the
Shareholders, indemnification shall be made only to the extent that the court in which that action was brought shall  determine,  upon  application or otherwise, that in view of all the circumstances of the case, that Person was not liable by reason of that Person's Disqualifying Conduct.

          (c) Required Approval. Any indemnification under this Article shall be made by the Trust if  authorized in the specific  case on a  determination  that indemnification  of the Agent is proper in the  circumstances by a majority vote of  Trustees,  even though such number of Trustees  shall be less than a quorum, who are not parties to the  Proceeding and have no economic or other interest in connection  with such specific case; a committee of such Trustees  designated by majority vote of such Trustees even though such number of Trustees shall be less than a quorum; or by independent legal counsel in a written opinion.

          (d)  Advancement  of  Expenses.  Expenses  incurred  by  an  Agent  in defending  any  Proceeding  may  be  advanced  by the  Trust  before  the  final disposition  of the  Proceeding on receipt of an  undertaking by or on behalf of the  Agent  to repay  the  amount  of the  advance  if it  shall  be  determined ultimately  that the Agent is not entitled to be  indemnified  as  authorized in this Article.

          (e) Other Contractual Rights.  Nothing contained in this Article shall affect any right to  indemnification  to which  Persons  other than Trustees and officers of the Trust or any  subsidiary  thereof may be entitled by contract or otherwise.

                                       29

          (f) Fiduciaries of Employee  Benefit Plan. This Article does not apply to any Proceeding against any trustee,  investment manager or other fiduciary of an employee  benefit plan in that  Person's  capacity as such,  even though that
Person  may also be an  Agent  of the  Trust as  defined  in  Section  1 of this
Article.   Nothing   contained  in  this  Article   shall  limit  any  right  to
indemnification to which such a trustee,  investment manager, or other fiduciary may be  entitled  by contract or  otherwise  which shall be  enforceable  to the extent permitted by applicable law other than this Article.

     Section 3.  Insurance.  To the fullest extent  permitted by applicable law, the Board of Trustees shall have the authority to purchase with Trust  Property, insurance  for  liability  and for all Expenses  reasonably  incurred or paid or expected to be paid by an Agent in connection  with any Proceeding in which such
Agent becomes involved by virtue of such Agent's  actions,  or omissions to act, in its  capacity  or former  capacity  with the Trust,  whether or not the Trust would have the power to indemnify such Agent against such liability.

     Section 4. Derivative  Actions.  Subject to the  requirements  set forth in
Section 3816 of the DSTA, a Shareholder or  Shareholders  may bring a derivative action on behalf of the Trust only if the Shareholder or Shareholders first make a pre-suit  demand upon the Board of Trustees to bring the subject action unless an effort to cause the Board of  Trustees  to bring such  action is  excused.  A demand on the Board of Trustees shall only be excused if a majority of the Board of Trustees,  or a majority of any committee  established to consider the merits of such  action,  has a material  personal  financial  interest in the action at issue.  A Trustee  shall not be deemed  to have a  material  personal  financial interest in an action or otherwise be disqualified  from ruling on a Shareholder demand by virtue of the fact that such Trustee receives remuneration from his or her  service  on the Board of  Trustees  of the Trust or on the boards of one or more investment  companies with the same or an affiliated  investment adviser or underwriter.

                                 ARTICLE VIII.

                              CERTAIN TRANSACTIONS

     Section 1. Dissolution of Trust or Series.  The Trust and each Series shall have perpetual  existence,  except that the Trust (or a particular Series) shall be dissolved:

          (a) With respect to the Trust, (i) upon the vote of the holders of not less than a majority of the Shares of the Trust entitled to vote, or (ii) at the discretion  of the Board of Trustees  either (A) at any time there are no Shares outstanding  of the Trust,  or (B) upon at least thirty (30) days' prior written notice to the Shareholders of the Trust; or

          (b) With  respect  to a  particular  Series,  (i) upon the vote of the holders of not less than a majority  of the Shares of such  Series  entitled  to vote, or (ii) at the discretion of the Board of Trustees  either (A) at any time there are no Shares outstanding of such Series, or (B) upon at least thirty (30)
days' prior written notice to the Shareholders of such Series; or

                                       30

          (c) With  respect  to the Trust  (or a  particular  Series),  upon the occurrence of a dissolution or termination event pursuant to any other provision of this Declaration of Trust (including Article VIII, Section 2) or the DSTA; or

          (d) With  respect  to any  Series,  upon any  event  that  causes  the dissolution of the Trust.

     Upon dissolution of the Trust (or a particular Series, as the case may be), the Board of Trustees shall (in accordance with Section 3808 of the DSTA) pay or make reasonable  provision to pay all claims and obligations of the Trust and/or each  Series  (or the  particular  Series,  as the case may be),  including  all contingent,  conditional or unmatured claims and obligations known to the Trust, and all claims and obligations  which are known to the Trust,  but for which the identity of the claimant is unknown.  If there are  sufficient  assets held with respect to the Trust and/or each Series of the Trust (or the particular  Series, as the case may be), such claims and  obligations  shall be paid in full and any such  provisions  for payment shall be made in full.  If there are  insufficient assets  held with  respect to the Trust  and/or each Series of the Trust (or the particular  Series,  as the case may be), such claims and  obligations  shall be paid or  provided  for  according  to  their  priority  and,  among  claims  and obligations  of equal  priority,  ratably  to the  extent  of  assets  available therefor. Any remaining assets (including,  without limitation, cash, securities or any combination thereof) held with respect to the Trust and/or each Series of the Trust (or the particular Series, as the case may be) shall be distributed to the Shareholders of the Trust and/or each Series of the Trust (or the particular
Series,  as the case may be)  ratably  according  to the number of Shares of the
Trust and/or such Series thereof (or the particular  Series, as the case may be)
held of  record by the  several  Shareholders  on the date for such  dissolution distribution; provided, however, that if the Shares of the Trust or a Series are
divided  into  Classes  thereof,   any  remaining  assets  (including,   without
limitation,  cash,  securities or any combination  thereof) held with respect to the Trust or such Series,  as applicable,  shall be distributed to each Class of the Trust or such  Series  according  to the net asset value  computed  for such
Class and within such  particular  Class,  shall be  distributed  ratably to the
Shareholders  of such Class according to the number of Shares of such Class held of  record  by  the  several  Shareholders  on the  date  for  such  dissolution distribution.  Upon the winding up of the Trust in accordance  with Section 3808 of the DSTA and its termination, any one (1) Trustee shall execute, and cause to be filed,  a certificate  of  cancellation,  with the office of the Secretary of
State of the State of Delaware in accordance with the provisions of Section 3810 of the DSTA.

     Section 2. Merger or Consolidation; Conversion; Reorganization.

          (a) Merger or  Consolidation.  Pursuant to an  agreement  of merger or consolidation, the Board of Trustees, by vote of a majority of the Trustees, may cause  the  Trust  to merge or  consolidate  with or into one or more  statutory trusts or "other  business  entities"  (as defined in Section  3801 of the DSTA)
formed or organized  or existing  under the laws of the State of Delaware or any other  state of the  United  States  or any  foreign  country  or other  foreign jurisdiction. Any such merger or consolidation shall not require the vote of the
Shareholders  unless such vote is required  by the 1940 Act;  provided  however, that the Board of  Trustees  shall  provide at least  thirty  (30)  days'  prior written notice to the Shareholders of such merger or consolidation. By reference to  Section  3815(f)  of the DSTA,  any  agreement  of  merger or

                                       31

consolidation  approved in  accordance  with this  Section  2(a) may,  without a
Shareholder  vote,  unless  required by the 1940 Act,  the  requirements  of any securities  exchange  on which  Shares  are  listed  for  trading  or any  other provision of this  Declaration of Trust or the By-Laws,  effect any amendment to this  Declaration  of Trust or the  By-Laws  or  effect  the  adoption  of a new governing  instrument if the Trust is the surviving or resulting statutory trust in the merger or  consolidation,  which  amendment or new  governing  instrument shall be effective at the effective time or date of the merger or consolidation.
In all respects not governed by the DSTA, the 1940 Act, other  applicable law or the  requirements  of any  securities  exchange  on which  Shares are listed for trading,  the Board of  Trustees  shall have the power to  prescribe  additional procedures  necessary or  appropriate  to accomplish a merger or  consolidation, including the power to create one or more separate statutory trusts to which all or any part of the  assets,  liabilities,  profits or losses of the Trust may be transferred  and to  provide  for  the  conversion  of  Shares  into  beneficial interests in such separate  statutory  trust or trusts.  Upon  completion of the merger or  consolidation,  if the Trust is the surviving or resulting  statutory trust,  any one (1) Trustee shall execute,  and cause to be filed, a certificate of merger or consolidation in accordance with Section 3815 of the DSTA.

          (b)  Conversion.  The Board of Trustees,  by vote of a majority of the
Trustees,  may cause (i) the Trust to convert to an "other business  entity" (as defined in Section 3801 of the DSTA)  formed or organized  under the laws of the
State of Delaware as permitted  pursuant to Section  3821 of the DSTA;  (ii) the
Shares of the Trust or any Series to be converted into  beneficial  interests in another  statutory trust (or series thereof)  created pursuant to this Section 2 of this Article VIII,  or (iii) the Shares to be exchanged  under or pursuant to any state or federal statute to the extent  permitted by law. Any such statutory conversion, Share conversion or Share exchange shall not require the vote of the
Shareholders  unless such vote is required  by the 1940 Act;  provided  however, that the Board of  Trustees  shall  provide at least  thirty  (30)  days'  prior written notice to the  Shareholders  of the Trust of any conversion of Shares of the Trust  pursuant  to  Subsections  (b)(i)  or  (b)(ii)  of this  Section 2 or exchange of Shares of the Trust pursuant to Subsection  (b)(iii) of this Section
2, and at least thirty (30) days' prior written notice to the  Shareholders of a particular  Series  of any  conversion  of  Shares of such  Series  pursuant  to
Subsection  (b)(ii)  of this  Section 2 or  exchange  of  Shares of such  Series pursuant to Subsection  (b)(iii) of this Section 2. In all respects not governed by the DSTA,  the 1940 Act,  other  applicable  law or the  requirements  of any securities  exchange  on which  Shares  are  listed  for  trading,  the Board of
Trustees shall have the power to prescribe  additional  procedures  necessary or appropriate  to  accomplish a statutory  conversion,  Share  conversion or Share exchange, including the power to create one or more separate statutory trusts to which all or any part of the assets, liabilities, profits or losses of the Trust may be  transferred  and to provide for the conversion of Shares of the Trust or any Series thereof into beneficial interests in such separate statutory trust or trusts (or series thereof).

          (c)  Reorganization.  The Board of Trustees,  by vote of a majority of the  Trustees,  may  cause  the  Trust  to  sell,  convey  and  transfer  all or substantially  all of the assets of the Trust ("sale of Trust assets") or all or substantially all of the assets associated with any one or more Series ("sale of such Series' assets"), to another trust, statutory trust,  partnership,  limited
partnership,   limited  liability  company,  corporation  or  other  association organized  under  the  laws  of any  state,  or to one or more  separate  series thereof,  or to the Trust to be held as assets

                                       32

associated  with one or more other  Series of the Trust,  in exchange  for cash, shares or other  securities  (including,  without  limitation,  in the case of a transfer to another Series of the Trust,  Shares of such other Series) with such sale,  conveyance  and  transfer  either (a) being made  subject to, or with the assumption by the transferee of, the  liabilities  associated  with the Trust or the  liabilities  associated  with  the  Series  the  assets  of  which  are  so transferred,  as  applicable,  or (b) not being made subject to, or not with the assumption of, such  liabilities.  Any such sale,  conveyance and transfer shall not  require  the vote of the  Shareholders  unless such vote is required by the
1940 Act;  provided  however,  that the Board of Trustees shall provide at least thirty (30) days' prior written notice to the  Shareholders  of the Trust of any such sale of Trust assets, and at least thirty (30) days prior written notice to the  Shareholders  of a particular  Series of any sale of such  Series'  assets.
Following such sale of Trust assets, the Board of Trustees shall distribute such cash,  shares or other  securities  ratably among the  Shareholders of the Trust
(giving due effect to the assets and  liabilities  associated with and any other differences  among the various Series the assets associated with which have been so sold,  conveyed and transferred,  and due effect to the differences among the various  Classes  within each such  Series).  Following  a sale of such  Series'
assets,  the Board of  Trustees  shall  distribute  such  cash,  shares or other securities  ratably among the  Shareholders of such Series (giving due effect to the differences  among the various  Classes within each such Series).  If all of the assets of the Trust have been so sold,  conveyed and transferred,  the Trust shall be  dissolved;  and if all of the  assets  of a Series  have been so sold, conveyed  and  transferred,  such  Series  and  the  Classes  thereof  shall  be dissolved.  In all  respects  not  governed  by the DSTA,  the 1940 Act or other applicable  law,  the  Board  of  Trustees  shall  have the  power to  prescribe
additional   procedures  necessary  or  appropriate  to  accomplish  such  sale, conveyance  and  transfer,  including  the power to create one or more  separate statutory trusts to which all or any part of the assets, liabilities, profits or losses of the Trust may be  transferred  and to provide  for the  conversion  of
Shares into beneficial interests in such separate statutory trust or trusts.

     Section 3. Master Feeder Structure. If permitted by the 1940 Act, the Board of Trustees,  by vote of a majority of the  Trustees,  and without a Shareholder vote,  may  cause the Trust or any one or more  Series  to  convert  to a master feeder  structure  (a structure in which a feeder fund invests all of its assets in a master fund,  rather than making  investments  in securities  directly) and thereby cause existing  Series of the Trust to either become feeders in a master fund, or to become master funds in which other funds are feeders.

     Section 4. Absence of Appraisal or Dissenters' Rights. No Shareholder shall be  entitled,  as a matter of right,  to relief as a dissenting  Shareholder  in respect of any proposal or action involving the Trust or any Series or any Class thereof.

                                  ARTICLE IX.

                                   AMENDMENTS

     Section 1. Amendments Generally.  This Declaration of Trust may be restated
and/or amended at any time by an instrument in writing signed by not less than a majority  of  the  Board  of  Trustees  and,  to the  extent  required  by  this
Declaration  of  Trust,  the  1940  Act or the  requirements  of any  securities exchange on which Shares are listed for trading,  by approval of

                                       33

such amendment by the  Shareholders  in accordance  with Article III,  Section 6 hereof and Article V hereof.  Any such restatement and/or amendment hereto shall be effective  immediately  upon  execution and approval or upon such future date and time as may be stated  therein.  The  Certificate of Trust shall be restated
and/or  amended  at any  time by the  Board  of  Trustees,  without  Shareholder approval,  to correct any inaccuracy  contained  therein.  Any such  restatement and/or  amendment of the  Certificate of Trust shall be executed by at least one
(1) Trustee and shall be effective  immediately  upon its filing with the office of the  Secretary  of State of the State of Delaware or upon such future date as may be stated therein.

                                   ARTICLE X.

                                  MISCELLANEOUS

     Section 1. References; Headings; Counterparts. In this Declaration of Trust and in any  restatement  hereof  and/or  amendment  hereto,  references  to this instrument,  and all  expressions  of similar  effect to "herein,"  "hereof' and
"hereunder,"  shall be deemed to refer to this  instrument as so restated and/or amended.  Headings are placed herein for convenience of reference only and shall not be taken as a part hereof or control or affect the meaning,  construction or effect of this instrument. Whenever the singular number is used herein, the same shall include the plural;  and the neuter,  masculine and feminine genders shall include each other, as applicable. Any references herein to specific sections of the DSTA,  the Code or the 1940 Act shall refer to such sections as amended from time to time or any successor sections thereof.  This instrument may be executed in any number of counterparts, each of which shall be deemed an original.

     Section 2. Applicable  Law. This  Declaration of Trust is created under and is to be governed by and construed and administered according to the laws of the
State of Delaware and the  applicable  provisions  of the 1940 Act and the Code.
The Trust shall be a Delaware  statutory trust pursuant to the DSTA, and without limiting  the  provisions  hereof,  the Trust may  exercise all powers which are ordinarily exercised by such a statutory trust.

     Section 3. Provisions in Conflict with Law or Regulations.

          (a) The provisions of this Declaration of Trust are severable,  and if the Board of Trustees shall determine,  with the advice of counsel,  that any of such  provisions is in conflict  with the 1940 Act, the Code,  the DSTA, or with other applicable laws and regulations, the conflicting provision shall be deemed not to have  constituted a part of this  Declaration of Trust from the time when such provisions  became  inconsistent  with such laws or regulations;  provided, however,  that  such  determination  shall  not  affect  any  of  the  remaining provisions of this Declaration of Trust or render invalid or improper any action taken or omitted prior to such determination.

          (b) If any  provision  of this  Declaration  of  Trust  shall  be held
invalid   or   unenforceable   in   any   jurisdiction,   such   invalidity   or
unenforceability  shall attach only to such provision in such  jurisdiction  and shall not in any manner affect such provision in any other  jurisdiction  or any other provision of this Declaration of Trust in any jurisdiction.

                                       34

     Section 4.  Statutory  Trust Only.  It is the  intention of the Trustees to create hereby a statutory  trust pursuant to the DSTA, and thereby to create the relationship  of trustee and  beneficial  owners  within the meaning of the DSTA between,  respectively,  the  Trustees  and  each  Shareholder.  It is  not  the intention  of the Trustees to create a general or limited  partnership,  limited liability company, joint stock association,  corporation,  bailment, or any form of legal relationship other than a statutory trust pursuant to the DSTA. Nothing in this Declaration of Trust shall be construed to make the Shareholders, either by  themselves  or with the  Trustees,  partners  or  members  of a joint  stock association.

     Section  5. Use of  Name.  The  Board  of  Trustees  expressly  agrees  and acknowledges that the name "Cheswold Lane" is the sole property of Cheswold Lane
Asset  Management,  LLC ("C-LAM"),  and, with respect to such name, that similar names may from time to time be used by other  funds in the  investment  business that are affiliated  with C-LAM.  C-LAM has consented to the use by the Trust of
the  identifying   words  "Cheswold  Lane"  and  has  granted  to  the  Trust  a nonexclusive  license to use the name "Cheswold Lane" as part of the name of the
Trust and the name of any Series of Shares.  The Trust further  expressly agrees and acknowledges that the non-exclusive license granted herein may be terminated by C-LAM if the  Trust  ceases  to use  C-LAM,  an  affiliate  of C-LAM or their successors as  investment  adviser.  In such event,  the  non-exclusive  license granted  herein may be revoked by C-LAM and the Trust shall cease using the name
"Cheswold Lane" as part of its name or the name of any Series of Shares,  unless otherwise consented to by C-LAM or any successor to its interests in such name.

     The Trust further  understands  and agrees that so long as C-LAM and/or its affiliates  shall  continue to serve as the Trust's  investment  adviser,  other mutual funds or other  investment  products  that may be sponsored or advised by
C-LAM and/or its affiliates shall have the right permanently to adopt and to use the words "Cheswold Lane" in their names and in the names of any series or class of shares of such funds or other investment products.

     IN WITNESS WHEREOF,  the Trustees named below do hereby make and enter into this Agreement and Declaration of Trust as of the date first written above.

/s/ Eric F. Scharpf                     /s/ George E. Boudreau
Eric F. Scharpf                         George E. Boudreau
Trustee                                 Trustee